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                                                                   EXHIBIT 99.1

                             FIRST COMMERCIAL BANK

                  PROXY FOR 1995 SPECIAL SHAREHOLDERS' MEETING


          KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of First Commercial Bank, Arlington, Virginia, does hereby nominate constitute, and appoint _______________________ and ____________________, or either of them will full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of First Commercial Bank, Arlington, Virginia, standing in the undersigned's name on its books on ___________________, 1995, at the 1995 Special Meeting of Shareholders to be held at ____________________________, _____, Virginia, on _________________,
1995, at ____ p.m. local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

          1. To approve, ratify and confirm the Agreement and Plan of Merger dated March 6, 1995, among First Commercial Bank ("FCB") and United Bankshares, Inc., ("UBS") and Commercial Interim Bank, a Virginia banking corporation being chartered by UBS to facilitate its acquisition of FCB, and to approve, ratify and confirm the transaction contemplated therein.

          2. To transact other business that may properly come before the meeting.

          The undersigned acknowledges receipt of the Notice and Proxy Statement dated _________________________, 1995 and hereby revokes all proxies previously given by the undersigned for said meeting.

          THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. IF ANY OTHER MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST COMMERCIAL BANK AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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          PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST
SIGN.

                                                __________________________

                                                __________________________

                                                Dated:  ____________, 1995


          When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.